UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AB CARVAL CREDIT OPPORTUNITIES FUND

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

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AB CARVAL CREDIT OPPORTUNITIES FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

We cordially invite you to attend the Special Meeting of Shareholders of AB CarVal Credit Opportunities Fund. The Special Meeting of Shareholders of the Fund (the “Meeting”) to be held virtually on September 1, 2026 at 12:45 p.m., Eastern Time.

PLEASE VOTE NOW!

Meeting Date - September 1, 2026

For Shareholders as of July 9, 2026

When voting, you will be required to provide your Control Number noted below:

[CONTROL #]

THREE CONVENIENT VOTING METHODS TO CAST YOUR VOTE

Call toll-free1-855-672-4278	Go to	Vote with a live agent
and follow the recorded	www.proxyvotenow.com/abcvco	or for questions call
instructions		1-800-434-8831

ADDITIONAL INFORMATION:

Important Materials: Proxy Statement

To access the Proxy Statement, you may need Adobe Reader software. This software is available at no cost at www.adobe.com. Download time varies by Internet connection.

If you wish to receive a paper copy of the Proxy Materials relating to this proxy, please call 1-800-434-8831.

Should you have questions, please contact your Advisor directly.

Thank you for casting your vote.

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sfs-meetinginfo@sodali.com

P. 212-300-2470

430 Park Avenue, 14th Floor

New York, NY 10022